Exhibit 10.2

FIRST AMENDMENT TO
EXPORT-IMPORT BANKLOAN AND SECURITY AGREEMENT

This First Amendment to Export-Import Bank Loan and Security Agreement (this “Amendment”) is entered into as of May 29, 2012, by and between Silicon Valley Bank (“Bank”) and Aehr Test Systems, a California corporation (“Borrower”) whose address is 400 Kato Terrace, Fremont, CA 94539.

Recitals

A.             Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of August 25, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Ex-Im Loan Agreement”).

B.             Bank has extended credit to Borrower for the purposes permitted in the Ex-Im Loan Agreement.

C.             Borrower has requested that Bank amend the Ex-Im Loan Agreement to (i) increase the amount available to be borrowed, (ii) extend the maturity date, and (iii) make certain other revisions to the Ex-Im Loan Agreement as more fully set forth herein.

D.             Bank has agreed to so amend certain provisions of the Ex-Im Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Ex-Im Loan Agreement.

2.             Amendments to Ex-Im Loan Agreement.

2.1           Section 2.1.1 (Maximum Advances).  Section 2.1.1(b)(i) is amended in its entirety and replaced with the following:

(i)           Maximum Advances; Aggregate Cap.  The aggregate amount of the Advances shall not exceed the lesser of (A) One Million Eight Hundred Thousand Dollars ($1,800,000) or (B) the Borrowing Base.  In addition and notwithstanding the foregoing, the sum of (1) the aggregate amount of Advances outstanding, plus (2) the aggregate amount of Domestic Advances outstanding, shall not at any time exceed Two Million Dollars ($2,000,000).

2.2           Section 2.1.1 (Maximum Advances).  Section 2.1.1(b)(ii) is amended by replacing the reference to “Nine Hundred Thousand Dollars ($900,000)” with “One Million Eighty Thousand Dollars ($1,080,000)”.

2.3           Section 2.1.1 (Overadvances).  Section 2.1.1(j) is amended in its entirety and replaced with the following:

(j)             Overadvances.  If, at any time during which Borrower is Borrowing Base Eligible, the outstanding principal amount of the Advances exceeds the least of (i) One Million Eight Hundred Thousand Dollars ($1,800,000), (ii) Two Million Dollars ($2,000,000) minus the aggregate amount of Domestic Advances outstanding, or (iii) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.4           Section 4.1 (Grant of Security Interest).  Section 4.1 is amended by deleting the third paragraph in its entirety and replacing it with the following:

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Exim Agreement).

If this Exim Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Exim Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for Letters of Credit denominated in a Foreign Currency) of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.5           Section 9.1 (Rights and Remedies).  Section 9.1 is amended by deleting the word “and” from the end of clause (i), replacing the period at the end of clause (j) with “; and”, and adding new clause (k) as follows:

(k)           terminate any FX Contracts.

2.6           Section 12.8 (Survival).  Section 12.8 is amended by adding the following to the end of that section:

Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.

2.7           Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Loan Documents” are, collectively, this Exim Agreement, the Domestic Loan Documents, any Bank Services Agreements, any note, or notes or guaranties executed by Borrower or any guarantor, and any other present or future agreement between Borrower any guarantor and/or for the benefit of Bank in connection with this Exim Agreement, all as amended, extended or restated.

“Maturity Date” is August 23, 2013

2.8           Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

2.9           Exhibit D (Borrowing Base Certificate).  Exhibit D to the Ex-Im Loan Agreement is hereby replaced with Exhibit D attached hereto.

3.            Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Ex-Im Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of Export-Import Bank fees in an amount equal to Five Thousand Five Hundred Dollars ($5,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Aehr Test Systems

By:	/s/ Mei Chui	By:	/s/ Gary L. Larson
Name:	Mei Chui	Name:	Gary L. Larson
Title:	Relationship Mgr	Title:	VP,CFO

 [Signature Page to First Amendment to Export-Import Bank Loan and Security Agreement]

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Aehr Test Systems	Bank:	Silicon Valley Bank
FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1. Foreign Accounts Book Value as of ____________		$____________
2. Additions (please explain on reverse)		$____________
3. Less: Intercompany / Employee / Non-Trade Accounts		$____________
4. NET FOREIGN ACCOUNTS		$____________

ACCOUNTS RECEIVABLE DEDUCTIONS
5. Accounts over 90 days past invoice (or 60 days if not ExIm insured)		$____________
6. Credit Balances		$____________
7. Accounts with terms greater than 180 days		$____________
8. Governmental and Military Accounts		$____________
9. Contra Accounts		$____________
10. Progress billings, Promotion, Demo, Bill and Hold, Guaranteed Sale or Consignment Accounts		$____________
11. Related Account Debtor Accounts		$____________
12. Disputed Accounts; Insolvent Account Debtor Accounts		$____________
13. Accounts arising from the sale of defense articles or items		$____________
14. Accounts excluded under the Borrower Agt		$____________
15. Accounts from sales not in the ordinary course of business		$____________
16. Accounts not owned by Borrower		$____________
17. Accounts without invoices		$____________
18. Accounts outside U.S.		$____________
19. Accounts in countries prohibited by EX-IM		$____________
20. Accounts supported by LCs not accepted by EX-IM		$____________
21. Accounts billed and payable outside the U.S.		$____________
22. Accounts denominated in non-U.S. currency (unless approved)		$____________
23. Accounts that do not comply with the terms of sale set forth by EX-IM		$____________
24. Accounts arising from sales of Items that do not meet 50% U.S. Content requirements		$____________
25. Pre-billings; Product Returns, Rejections, Repossessions		$____________
26. Accounts determined doubtful		$____________
27. Other		$____________
28. TOTAL ACCOUNTS DEDUCTIONS		$____________
29. Eligible Accounts (No. 4 - No. 28)		$____________
30. Accounts billed in non-US currency not hedged		$____________
31. Eligible Accounts (No. 29 – No. 30)		$____________
32. Loan Value of Accounts (90% of No. 31)		$____________
33. Loan Value of Accounts not hedged (75% of No. 30)		$____________
34. Loan Value of all Accounts (No. 32 plus No. 33)		$____________

INVENTORY
35. Eligible Inventory Value as of _______________		$____________

INVENTORY DEDUCTIONS
36. Inventory located at a non-disclosed locations		$____________
37. Inventory located outside of the U.S.		$____________
38. Inventory placed or held on consignment		$____________
39. Inventory produced in violation of Fair Labor Standards Act; Hot goods		$____________
40. Inventory that does not meet 50% U.S. Content requirements		$____________

41. Demo Inventory	$____________
42. Proprietary software	$____________
43. Damaged, obsolete, returned, defective, recalled or unfit Inventory	$____________
44. Previously exported Inventory	$____________
45. Inventory that constitutes defense articles	$____________
46. Inventory related to nuclear power	$____________
47. Inventory destined for countries prohibited by EX-IM	$____________
48. Inventory that is eligible inventory under any other facility	$____________
49. Capital Goods unless in accordance with Economic Impact Approval	$____________
50. TOTAL INVENTORY DEDUCTIONS	$____________
51. Eligible Inventory (No. 35 – No. 50)	$____________
52. ELIGIBLE AMOUNT OF INVENTORY (50% of No. 51)	$____________

BALANCES
53. Maximum Loan Amount	$2,000,000
54. Maximum EXIM Amount	$1,800,000
55. Advances Outstanding under Domestic Loan Agreement	$____________
56. Maximum EXIM Eligible [Least of No. 54, (No. 34 plus No. 52), or (No. 53 minus No. 55)]	$____________
57. Present balance owing on EXIM Line of Credit	$____________
58. RESERVE POSITION [No. 56 minus No. 55 minus No. 57]	$____________

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Export-Import Bank Loan and Security Agreement, between Borrower and Bank, and the Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated August 25, 2011, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements.  Such representations and warranties include, without limitation, the following:  Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export.  Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States.  Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following:  (a)  Items to be sold to a Buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,
BORROWER:

AEHR TEST SYSTEMS	BANK USE ONLY

Received By:___________________________
By:________________________________	Date:_________________
Verified By:___________________________
Name:______________________________

Title: ______________________________

Date:______________________________